UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2019

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On January 28, 2019 (the “Closing Date”), Walker Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Walker Parent, Inc. (“Parent”), a Delaware corporation, merged with and into Bojangles’, Inc. (the “Company”), a Delaware corporation, with the Company continuing as the surviving corporation (the “Merger”), pursuant to the previously announced Agreement and Plan of Merger, dated as of November 5, 2018 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds affiliated with Durational Capital Management LP (“Durational”) and The Jordan Company, L.P. (“TJC”).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated by reference into this Item 1.02.

In connection with the completion of the Merger (as described further under Item 2.01), that certain Credit Agreement (the “Credit Agreement”), dated as of October 9, 2012, by and among Bojangles’ Restaurants, Inc., the Company, Bojangles’ International, LLC, BJ Georgia, LLC, BJ Restaurant Development, LLC, the lenders party thereto, and Bank of America, N.A., as administrative agent (as amended, supplemented or otherwise modified from time to time), was terminated, and all existing third-party debt for borrowed money of the Company and its subsidiaries (and all of the commitments, liens and guaranties with respect thereto) under the Credit Agreement were repaid, redeemed, defeased, discharged, refinanced and terminated, effective as of January 28, 2019.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issued and outstanding as of immediately prior to the Effective Time (other than shares of the Common Stock, if any, (i) held in treasury by the Company or owned by any direct or indirect wholly-owned subsidiary of the Company, (ii) owned by Parent or Merger Sub or any direct or indirect wholly-owned subsidiary of Parent, or (iii) held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who properly demanded in writing appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) was cancelled and automatically converted into the right to receive $16.10 in cash, without interest and subject to withholding tax (the “Merger Consideration”), subject to the terms and conditions set forth in the Merger Agreement.

At the Effective Time, each option of the Company to purchase shares granted under the Company stock plan or otherwise that was outstanding and unexercised at the Effective Time became fully vested, exercisable, cancelled and converted into the right to receive a cash payment equal to the product of (i) the amount by which the Merger Consideration exceeded the applicable exercise price per share of such stock option and (ii) the aggregate number of shares issuable upon exercise of such stock option. Each stock option of the Company that had an exercise price per share of Common Stock that was equal to or greater than the Merger Consideration was cancelled as of the Effective Time without payment of any consideration.

In addition, at the Effective Time, each restricted stock unit of the Company granted under the Company stock plan or otherwise that was outstanding as of immediately prior to the Effective Time became fully vested, cancelled and converted into the right to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the aggregate number of shares subject to such restricted stock unit.

The aggregate consideration used by Parent to consummate the Merger (including the funds required to pay for all equity securities of the Company in connection with the Merger) was approximately $635 million, which amount was funded through a combination of borrowings under certain credit facilities obtained by Durational and TJC, new equity contributed by funds managed by Durational, funds managed by TJC, an affiliate of GIC Special Investments Pte. Ltd., and cash on hand of the Company.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2018, and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, the Company notified the Nasdaq Stock Market (“Nasdaq”) on January 28, 2019 that each outstanding share of the Common Stock (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01. Nasdaq halted trading of the Common Stock prior to the opening of Nasdaq on January 28, 2019 and filed a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to remove the Common Stock from listing on Nasdaq and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, each outstanding share of the Common Stock (except as described in Item 2.01) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as set forth under Item 2.01, and holders of such Common Stock ceased to have any rights as stockholders of the Company, except as provided in the Merger Agreement or by applicable law.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.02.

Directors

In connection with the completion of the Merger, at the Effective Time, each of the Company’s directors immediately prior to the Effective Time (Steven J. Collins, John E. Currie, Christopher J. Doubrava, Tommy L. Haddock, Robert F. Hull, Jr., Starlette B. Johnson, James R. Kibler, William A. Kussell, Mark A. Rowan, and Steven M. Tadler) ceased to be directors of the Company. These departures were in connection with the Merger and not due to any disagreement with the Company on any matter. As of the Effective Time, Matthew Bradshaw, Eric Sobotka, Patrick Khayat, Ian Arons, Jeffrey Miller, Christopher Ondrula, Daphne Tong and José Armario became the directors of the Company.

Officers

In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the officers of the Company immediately prior to the Effective Time remained as officers of the Company; however, in connection with the completion of the Merger, (i) at the Effective Time, James R. Kibler retired as the Company’s Interim President and Interim Chief Executive Officer (as a result of the Merger and not due to any disagreement with the Company on any matter) and (ii) immediately following the Effective Time, the Company’s Board of Directors appointed (A) José Armario as Chief Executive Officer and President (in addition to his role as Director), (B) Brian Unger as Chief Operating Officer and (C) Keith Vigness as Vice President of Finance.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety. A copy of such amended and restated certificate of incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

At the Effective Time, the amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. A copy of such amended and restated bylaws is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On January 28, 2019, the Company issued a press release announcing the completion of the Merger. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of November 5, 2018, by and among Walker Parent, Inc., Walker Merger Sub, Inc. and Bojangles’, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on November 9, 2018).

3.1	Amended and Restated Certificate of Incorporation of Bojangles’, Inc.

3.2	Amended and Restated Bylaws of Bojangles’, Inc.

99.1	Press Release, dated January 28, 2019.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

Date: January 28, 2019	By:	/s/ Laura Roberts
Laura Roberts
Vice President, General Counsel, Secretary and Compliance Officer